EX-99.906CERT

CERTIFICATIONS

James D. Brilliant, Principal Executive Officer, and Scott Van Den Berg, Principal Financial Officer, of CM Advisors Family of Funds (the “Registrant”), each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended February 28, 2026 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

PRINCIPAL EXECUTIVE OFFICER	PRINCIPAL FINANCIAL OFFICER

CM Advisors Family of Funds	CM Advisors Family of Funds

/s/ James D. Brilliant	/s/ Scott Van Den Berg
James D. Brilliant, Chairman and Principal Executive Officer	Scott Van Den Berg, Treasurer and Principal Financial Officer

Date: May 8, 2026	Date: May 8, 2026

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to CM Advisors Family of Funds and will be retained by CM Advisors Family of Funds and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.